   As filed with the Securities and Exchange Commission on June 17, 1998.


                                            Registration Statement No. 333-52835

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                               AMENDMENT NO. 1
                                      TO
                                  FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                           ----------------------

                           MISSION WEST PROPERTIES
            (Exact name of registrant as specified in its charter)


       CALIFORNIA                  95-2635431                  6798
     (State or other            (I.R.S. Employee          (Primary Standard
jurisdiction of incorporation  Identification No.)     Industrial Classification
   or organization)                                       Code Number)


             10050 Bandley Drive, Cupertino, California  95014
                              (408) 725-0700
            (Address, including ZIP Code and telephone number of
                 registrant's principal executive offices)

                              MR. CARL E. BERG
                            10050 Bandley Drive
                          Cupertino, California  95014

                           ----------------------

                      (Name, address and telephone number
                           of agent for service)

                           ----------------------

                                 Copies to:

                                ALAN B. KALIN
                              KATHI A. RAWNSLEY
                             Graham & James LLP
                                600 Hansen Way
                         Palo Alto, California  94304
                            Tel:  (650) 856-6500
                            Fax:  (650) 856-3619

          Approximate date of commencement of proposed sale of the
                         securities to the public:

            AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE DATE
                        OF THIS REGISTRATION STATEMENT.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

                           ----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THE PROXY STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                 EXPLANATORY NOTE


This Amendment No. 1 is only to file Exhibits 10.15, 10.16 and 10.17.

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NO.     DESCRIPTION
-----------     -----------

2.1* Agreement and Plan of Merger, dated as of ___________, between the Company and Mission West-Maryland

3.1.1+          Amended and Restated Articles of Incorporation of the Company

3.1.2+          Bylaws, as amended, of the Company

3.2.1*          Articles of Amendment and Restatement of Mission
                West-Maryland charter

3.2.2*          Bylaws of Mission West-Maryland

5.1* Opinion of Graham & James LLP regarding the validity of the securities being registered

5.2* Opinion of Ballard Spahr Andrews & Ingersoll L.L.P. regarding merger of the Company and Mission West-Maryland

                                     II-1


8.1*            Opinion of Graham & James LLP regarding certain tax matters

10.1*           Form of Agreement of Limited Partnership of Operating
                Partnership

10.2*           Form of Exchange Rights Agreement between the Company and the
                Limited Partners

10.3.1+         1997 Stock Option Plan of the Company

10.3.2*         Form of Incentive Stock Option Agreement

10.3.3*         Form of Nonstatutory Stock Option Agreement

10.3.4*         Form of Director's Stock Option Agreement

10.4*           Acquisition Agreement, dated as of May 14, 1998 between the
                Company, MWP, MWP I, MWP II, MWP III and the Limited Partners

10.5.1*         Stock Purchase Agreement, dated as of May 4, 1998 between the
                Company and the purchasers of Common Stock in a private placement of 5,800,000 shares

10.5.2*         Stock Purchase Agreement, dated as of May 4, 1998 between the
                Company and the purchasers of Common Stock in a private placement of 695,058 shares

10.7*           Pending Projects Acquisition Agreement, dated as of
                ______________, among the Company, the Operating Partnership and the members of the Berg Group

10.8*           Berg Land Holdings Option Agreement, dated as of
                ______________, between the Company and certain members of the Berg Group

10.9*           Berg & Berg Enterprises, Inc. Sublease Agreement

10.10.1*        Incentive Stock Option Agreement for Michael J. Anderson
                (400,000 shares of Common Stock)

10.10.2*        Incentive Stock Option Agreement for Michael J. Anderson
                (200,000 shares of Common Stock)

10.11*          Restricted Stock Purchase Agreement for Michael J. Anderson
                (200,000 shares of Common Stock)

10.12*          Promissory Note from Michael J. Anderson

                                       II-2


10.13*          Incentive Stock Option Agreement for Bradley A. Perkins

10.14*          Incentive Stock Option Agreement for Marianne K. Aguiar

10.15           Lease Ageement with Apple Computer, Inc.

10.16           Lease Agreement with Cisco Systems, Inc.

10.17           Lease Agreement with Amdahl Corporation

23.1* Consent of Graham & James LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2* Consent of Ballard Spahr Andrews & Ingersoll L.L.P. (included in the opinion filed as Exhibit 5.2 to this Registration
                Statement)

23.3**          Consent of Price Waterhouse LLP

23.4**          Consent of Coopers & Lybrand LLP

23.5*           Consent of BT Commercial

24.1**          Powers of Attorney

99.1*           Form of Proxy for the Company's Shareholders

99.2*           Form of Letter to the Company's Shareholders

99.3**          Form of Notice to the Company's Shareholders



+   Incorporated by reference
*   To be filed by amendment.

**  Previously filed

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on June 17, 1998.

                                 MISSION WEST PROPERTIES




                                 By: /s/ Carl E. Berg
                                     ----------------------------------
                                     Carl E. Berg
                                     Chairman of the Board, Chief Executive
                                     Officer, President and Chief Financial
                                     Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, effective June 17, 1998.


SIGNATURE                            TITLE


/s/ Carl E. Berg                     Chairman of the Board, Chief Executive
----------------------------------   Officer,  President, Chief Financial
Carl E. Berg                         Officer, Director


/s/ Carl E. Berg, attorney-in-fact   Vice President, Chief Operating Officer and
----------------------------------   Director
Michael J. Anderson


/s/ Carl E. Berg, attorney-in-fact   Director
----------------------------------
John C. Bolger

                                   EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------
2.1*            Agreement and Plan of Merger, dated as of ___________,
                between the Company and Mission West-Maryland

3.1.1+          Amended and Restated Articles of Incorporation of the Company

3.1.2+          Bylaws, as amended, of the Company

3.2.1*          Articles of Amendment and Restatement of Mission
                West-Maryland charter

3.2.2*          Bylaws of Mission West-Maryland

5.1* Opinion of Graham & James LLP regarding the validity of the securities being registered

5.2* Opinion of Ballard Spahr Andrews & Ingersoll L.L.P. regarding merger of the Company and Mission West-Maryland

8.1*            Opinion of Graham & James LLP regarding certain tax matters

10.1*           Form of Agreement of Limited Partnership of Operating
                Partnership

10.2*           Form of Exchange Rights Agreement between the Company and the
                Limited Partners

10.3.1+         1997 Stock Option Plan of the Company

10.3.2*         Form of Incentive Stock Option Agreement

10.3.3*         Form of Nonstatutory Stock Option Agreement

10.3.4*         Form of Director's Stock Option Agreement

10.4*           Acquisition Agreement, dated as of May 14, 1998 between the
                Company, MWP, MWP I, MWP II, MWP III and the Limited Partners

10.5.1*         Stock Purchase Agreement, dated as of May 4, 1998 between the
                Company and the purchasers of Common Stock in a private placement of 5,800,000 shares

10.5.2*         Stock Purchase Agreement, dated as of May 4, 1998 between the
                Company and the purchasers of Common Stock in a private placement of 695,058 shares

10.7*           Pending Projects Acquisition Agreement, dated as of
                ______________, among the Company, the Operating Partnership and the members of the Berg Group

10.8*           Berg Land Holdings Option Agreement, dated as of
                ______________, between the Company and certain members of the Berg Group

10.9*           Berg & Berg Enterprises, Inc. Sublease Agreement

10.10.1*        Incentive Stock Option Agreement for Michael J. Anderson
                (400,000 shares of Common Stock)

10.10.2*        Incentive Stock Option Agreement for Michael J. Anderson
                (200,000 shares of Common Stock)

10.11*          Restricted Stock Purchase Agreement for Michael J. Anderson
                (200,000 shares of Common Stock

10.12*          Promissory Note from Michael J. Anderson

10.13*          Incentive Stock Option Agreement for Bradley A. Perkins

10.14*          Incentive Stock Option Agreement for Marianne K. Aguilar

10.15           Lease Agreement with Apple Computer, Inc.

10.16           Lease Agreement with Cisco Systems, Inc.

10.17           Lease Agreement with Amdahl Corporation

23.1*           Consent of Graham & James LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2* Consent of Ballard Spahr Andrews & Ingersoll L.L.P. (included in the opinion filed as Exhibit 5.2 to this Registration
                Statement)

23.3**          Consent of Price Waterhouse LLP

23.4**          Consent of Coopers & Lybrand LLP

23.5*           Consent of BT Commercial

24.1**          Powers of Attorney

99.1*           Form of Proxy for the Company's Shareholders

99.2*           Form of Letter to the Company's Shareholders

99.3**          Form of Notice to the Company's Shareholders



+   Incorporated by reference
*   To be filed by amendment.

**  Previously filed